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                                                              EXHIBIT 10.2(1)(e)

                                FOURTH AMENDMENT
                                     TO THE
                                BELO SAVINGS PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2000)


         Belo Corp., a Delaware corporation, pursuant to authorization by the Board of Directors, adopts the following amendments to the Belo Savings Plan (the "Plan").

         1. Section 1.14 of the Plan ("Employee") is amended effective January 1, 1997, by adding the following provision:

         For purposes of this Section, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing organization") has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than 20 percent of the Controlled Group Member's nonhighly compensated work force (within the meaning of Code Section 414(n)(5)(C)(ii)), and (b) such leased employee is covered by a money purchase plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of Compensation, (ii) immediate participation and (iii) full and immediate vesting.

         2. Section 1.17(d) of the Plan ("Credit for Certain Absences") is amended by inserting the following provision immediately following the first sentence thereof:

         Such Hours of Service will be credited (i) only in the one-year computation period (determined under Section 1.31) in which the absence from work begins, if the Employee would be prevented from incurring a One Year Break in Service in such period solely because the period of absence is treated as Hours of Service pursuant to this subsection (d), or (ii) in any other case, in the immediately following one-year computation period.

         3. The last paragraph of Section 10.2(m) of the Plan ("Highly Compensated Employee") is amended in its entirety effective January 1, 1997, to read as follows:

                  For Plan Years beginning after December 31, 1996, the term "Highly Compensated Employee" means an Employee who during the current or preceding Plan Year was a 5-percent owner of a Controlled Group Member, or who for the preceding Plan Year had Compensation in excess of $80,000 (as adjusted pursuant to Code Section 415(d)).



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         4. Section 10.6(c) of the Plan ("Reduction of Excess Deferral
Contributions") is amended effective January 1, 1997, by replacing the first sentence thereof with the following provision:

         If, for any Plan Year beginning on or after January 1, 1997, the Average Deferral Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Section 10.6(a) above, the excess contributions will be distributed to the Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each such Highly Compensated Employee. For purposes of this subsection, excess contributions means, for a Plan Year, the excess of (i) the aggregate amount of Deferral Contributions paid to the Trust on behalf of Highly Compensated Employees for the Plan Year, over (ii) the maximum amount of Deferral Contributions permitted for such Plan Year under Section 10.6(a) (determined by reducing Deferral Contributions made on behalf of Highly Compensated Employees in order of the Deferral Percentages beginning with the highest of such percentages). Such excess contributions will be distributed on the basis of the dollar amount of Deferral Contributions for each such Participant (as hereinafter provided) until the aggregate amount of excess contributions has been distributed.

         5. The second paragraph of Section 10.6(c) of the Plan is amended effective January 1, 1997, by replacing the second sentence thereof with the following provision:

         Distribution of excess Deferral Contributions will be made on the basis of the Deferral Contributions made by or on behalf of Participants who are Highly Compensated Employees, beginning first with such Participants whose Deferral Percentage is the highest, until the limitation in Section 10.6(a) is satisfied. The highest Deferral Percentage will be reduced until the limitation in Section 10.6(a) is satisfied or the percentage equals the next highest percentage, and the process will be repeated until such limitation is satisfied.

         6. Section 10.7(c) of the Plan ("Reduction of Excess Matching Contributions") is amended effective January 1, 1997, by replacing the first sentence thereof with the following provision:

         If, for any Plan Year beginning on or after January 1, 1997, the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Section 10.7(a) above, the dollar amount of excess Matching Contributions will be forfeited (if forfeitable) or distributed (if not forfeitable) to the Highly Compensated Employees on the basis of the respective portions of the excess Matching Contributions attributable to each such Highly Compensated Employee until the aggregate amount of excess Matching Contributions has been forfeited or distributed. For purposes of this subsection, excess Matching Contributions means, for a Plan Year, the excess of (i) the aggregate amount of Matching Contributions actually made on behalf of Highly Compensated Employees for the Plan Year, over (ii) the maximum amount of



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         such contributions permitted for such Plan Year under Section 10.7(a)
         (determined by reducing Matching Contributions made on behalf of Highly Compensated Employees in order of the Contribution Percentages beginning with the highest of such percentages). Such excess Matching Contributions will be forfeited or distributed on the basis of the dollar amount of Matching Contributions for each such Participant (as hereinafter provided) until the aggregate amount of excess Matching Contributions has been forfeited or distributed.

         7. The second paragraph of Section 10.7(c) of the Plan is amended effective January 1, 1997, by replacing the second sentence thereof with the following provision:

         Distribution of excess Matching Contributions will be made on the basis of the Matching Contributions made by or on behalf of Participants who are Highly Compensated Employees, beginning first with such Participants whose Contribution Percentage is the highest, until the limitation in Section 10.7(a) is satisfied. The highest Contribution Percentage will be reduced until the limitation in Section 10.7(a) is satisfied or the percentage equals the next highest percentage, and the process will be repeated until such limitation is satisfied.

         8. The second sentence of Section 16.1(b) of the Plan ("Disallowed Contribution") is amended in its entirety to read as follows:

         If all or part of a Participating Employer's contribution is disallowed as a deduction under Code section 404, such disallowed amount (excluding any Trust Fund earnings but reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer with respect to which the deduction was disallowed (upon the direction of the Committee) within one year after the disallowance.

         9. Section 16.1(c) of the Plan is amended in its entirety to read as follows:

                  (c) Mistaken Contributions. If a contribution is made by a Participating Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (excluding any Trust Fund earnings but reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer (upon direction of the Committee) within one year after the mistaken contribution was made.

         10. Section 16.1(d) of the Plan ("Failure to Qualify") is deleted from the Plan.


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         Executed at Dallas, Texas, this 23rd day of August, 2002.



                                     BELO CORP.


                                     By  /s/ Marian Spitzberg
                                        ------------------------------
                                          Marian Spitzberg
                                          Senior Vice President, Human
                                          Resources





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